Exhibit 10.4

EXECUTION COPY

THIRD SUPPLEMENT
TO THE
MASTER CREDIT AGREEMENT

(2007 Expansion Loan Facility)

THIS THIRD SUPPLEMENT TO THE MASTER AGREEMENT (“Third Supplement”) is made and entered into as of August 10, 2007, by and between GREAT PLAINS ETHANOL, LLC, d/b/a POET Biorefining – Chancellor, a South Dakota limited liability company, and AGCOUNTRY FARM CREDIT SERVICES, FLCA, a federal land credit association organized under the Farm Credit Act of 1971, as amended. This Third Supplement supplements the Master Credit Agreement between Lender and Borrower dated as of even date herewith (as the same may be amended, restated, supplemented or otherwise modified (other than by Supplements entered into pursuant to Section 1.02 thereof) from time to time, the “Master Agreement”).

RECITALS:

Borrower has requested and Lender has approved a $70 million multiple advance credit facility for the purpose of financing a portion of Project Costs (as defined below) related to the expansion of Borrower’s ethanol production plant (such credit facility hereafter referred to as the “2007 Expansion Facility”).

Upon satisfaction of certain conditions, Advances made under the 2007 Expansion Facility will be converted to a term loan and repaid in accordance with the terms of this Third Supplement and the other Loan Documents.

AGREEMENT:

1.                                      Definitions. Capitalized terms used and not otherwise defined in this Third Supplement have the meanings attributed to them below or in the Master Agreement. Definitions in this Third Supplement control over inconsistent definitions in the Master Agreement, but only to the extent the defined terms apply to Loans under this Third Supplement. Definitions set forth in the Master Agreement control for all other purposes. As used in this Third Supplement, the following terms have the following meanings:

“2007 Expansion Loan” means the sum of all Advances made pursuant to this Third Supplement.

“2007 Expansion Loan Commitment Amount” means the lesser of (a) $70,000,000, and (b) 60% of Borrower’s net book value as determined as of any quarterly reporting period.

“2007 Expansion Loan Documents” means this Third Supplement, the Disbursing Agreement, the 2007 Expansion Loan Note, and all other draw requests, agreements, documents, certificates, and instruments related to the 2007 Expansion Facility.

“2007 Expansion Loan Maturity Date” means the earlier of (a) April 1, 2016 and (b) the date on which the Obligations have been declared or have automatically become due and payable, whether by acceleration or otherwise.

“2007 Expansion Loan Note” means the 2007 Expansion Loan Note made by Borrower payable to the order of Lender, dated the date hereof, in the initial aggregate principal amount of $70,000,000 in substantially the form of Exhibit 3A attached hereto.

“2007 Expansion Loan Repayment Period” means the period beginning on the Loan Conversion Date and continuing through the 2007 Expansion Loan Maturity Date.

“Closing Date” means August 10, 2007, for purposes of this Third Supplement.

“Construction Agreement” means the Agreement Between Owner and Design Builder between Borrower and POET Design and Construction, Inc. formerly known as Broin Research, Inc., assignee of Broin and Associates, Inc. dated effective August 28, 2006, and the Agreement Between Owner and Design Builder between Borrower and POET Design and Construction, Inc. dated effective May 9, 2007, including all exhibits thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Construction Costs” means Borrower’s cost of purchasing real property for the Project, designing and engineering the improvements contemplated in connection with the Project, preparing the site, and constructing the buildings and purchasing and installing equipment related to the Project and other construction or real estate-related costs listed on the sources and uses of funds statement presented to and approved by Lender as amended, restated, supplemented or otherwise modified and approved by Lender from time to time.

“Construction Plans” means the final working plans for completion of the Project set forth in the Construction Agreement, including all drawings, specifications, details and manuals thereunder.

“Disbursing Agent” is initially Homestead Escrow and Exchange Company, and in the event Homestead Escrow and Exchange Company ceases to act as Disbursing Agent, the Disbursing Agent will be a Person selected by Lender who succeeds to such duties under the Disbursing Agreement.

“Disbursing Agreement” means the Disbursing Agreement dated as of the date hereof among Lender, Borrower and the Disbursing Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Draw Request” has the meaning set forth in Section 5(a) of this Third Supplement.

“Funding Period” means the period from the date of this Third Supplement to the earliest of (a) the Required Completion Date, (b) the date the 2007 Expansion Loan Commitment Amount is fully drawn, and (c) the date all Obligations outstanding under the Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

“Inspecting Engineer” means the architectural, engineering or other consultant firm retained by Lender, at Borrower’s cost, to conduct on-site inspections of the work-in-progress related to the Project, and to issue periodic reports to Lender as to progress of construction and adherence to the Construction Plans. BKBM Engineering, Inc. will be the Inspecting Engineer initially, and in the event BKBM Engineering, Inc. ceases to perform the functions of Inspecting Engineer, Lender will select a replacement Inspecting Engineer to perform the duties described in the previous sentence.

“Interest Election” has the meaning set forth in Section 8 of this Third Supplement.

“Interest Period” has the meaning set forth in Section 8 of this Third Supplement.

“LIBOR” means the one month London interbank rate reported on the tenth day of the month by the Wall Street Journal from time to time in its daily listing of money rates, defined therein as “the average of interbank offered rates for dollar deposits in the London market based on quotations at five major banks.”  If a one month LIBOR rate is not reported on the tenth day of such month, the one month LIBOR rate reported on the first Business Day preceding the tenth day of such month will be used. If this index is no longer available, Lender will select a new index which is based on comparable information.

“Loan Conversion Date” means the earlier of (i) the date Lender acknowledges that Substantial Completion of the Project has occurred, and (ii) the Required Completion Date.

“Margin” means three percentage points (3.00%) (300 basis points) as the same may be adjusted pursuant to Section 8(c) of this Third Supplement.

“Project” means the expansion of Borrower’s existing dry milling ethanol plant near Chancellor, South Dakota, including the construction of additional storage facilities for corn, which, upon completion of the expansion, will be capable of producing, not less than 100 million gallons of fuel grade ethanol per year, and related byproducts of dried, high protein, distillers grains with solubles, together with all necessary and appropriate fixtures, equipment, attachments, and accessories, as described in the Construction Plans, to be constructed on the Real Estate.

“Project Costs” means without duplication, the Construction Costs plus the other costs listed on the sources and uses of funds statement presented to and approved by Lender, as such statement may be amended, restated, supplemented or otherwise modified from time to time.

“Required Completion Date” means August 1, 2008.

“Substantial Completion” means the occurrence of all of the following events with respect to the Project: (a) all improvements related to the Project are completed in accordance with the Construction Plans and are paid for in full, free of all mechanic’s, labor, materialmen’s and other similar Lien claims; (b) said completion has been certified by the Inspecting Engineer and the Borrower, and no material punch-list items remain to be completed; (c) all applicable requirements of any Governmental Authority and all private restrictions and covenants have been complied with or satisfied and that unconditional certificates of occupancy (if required by a Governmental Authority) for all of such improvements have been issued; (d) Borrower has obtained all permits, licenses, and other authorizations required by a Governmental Authority for construction of the Project and operation of Borrower’s business, and entered into all agreements necessary or appropriate to operate the plant contemplated by the Project at maximum capacity;

(e) all insurance required pursuant to the Loan Documents is in full force and effect; and (f) Borrower has assigned all Material Contracts to Lender.

“Sworn Construction Cost Statement” means the itemized and certified statement of actual and estimated costs of the Project broken out into individual subcontracts, signed and sworn to by Borrower, as the same may be revised in accordance with Section 5(d) of this Third Supplement.

“Title Company” means Dakota Homestead Title Insurance Company.

“Variable Rate” has the meaning set forth in Section 8 of this Third Supplement.

2.                                      Effect of Third Supplement. This Third Supplement, along with the Master Agreement and the other 2007 Expansion Loan Documents, sets forth the terms of the 2007 Expansion Facility and 2007 Expansion Loan.

3.                                      Conditions Precedent. Lender will have no obligation to make an Advance under this Third Supplement until each of the following conditions precedent is satisfied or waived in accordance with Section 8.02 of the Master Agreement:

(a)                                  Lender has received all fees and other amounts due and payable on or prior to the date hereof, including the fees set forth in the fee letter between Borrower and Lender dated May 21, 2007, and all other fees and amounts for reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower pursuant to any Loan Document or any other agreement with Lender;

(b)                                 Lender has received this Borrower’s counterpart of this Third Supplement and the 2007 Expansion Loan Note duly executed and delivered by Borrower;

(c)                                  Lender has received the Disbursing Agreement duly executed and delivered by Borrower and Disbursing Agent;

(d)                                 Lender has received Borrower’s counterparts of the Master Agreement and all Loan Documents contemplated thereby, in each case duly executed and delivered by Borrower, as well as all other duly executed and delivered instruments, agreements, opinion letters, and documents as Lender may require;

(e)                                  Borrower has provided documents and evidence satisfactory to Lender that the sum of (1) and (2) below is equal to at least $23,000,000:

(1)                            Indebtedness permitted under Section 6.01(c) of the Master Agreement which is fully, unconditionally, and irrevocably committed; and

(2)                            amounts previously expended on Project Costs.

(f)                                    the representations and warranties set forth in the Master Agreement are true and correct in all material respects as of the date hereof;

(g)                                 all conditions precedent in the Master Agreement and each other Loan Document have been satisfied;

(h)                                 no Default or Event of Default has occurred and is continuing; and

(i)                                     Lender has received in form, substance, and detail satisfactory to Lender in all respects an executed copy of the Construction Agreement and each agreement with a subcontractor (to the extent separately requested by Lender), together with (A) a copy of the site plan, (B) a schedule listing all subcontracts relating to the Project, and such other contracts, subcontracts and schedules as Lender may request, (C) a work progress schedule showing estimated completion time for each phase of the Project construction, (D) the Sworn Construction Cost Statement, duly executed by Borrower, including a reconciliation of actual costs incurred to-date against budgeted amounts, (E) a copy of each permit and each other building permit, license and other agreement that Borrower is required by law to obtain in connection with the Project, together with a schedule of all other necessary licenses and permits which must be obtained in order to occupy and operate a dry mill ethanol production facility (at maximum capacity in accordance with the Construction Plans) on the Real Estate where the Project will be built, and (F) a soil report related to the Real Estate where the Project will be built, certified by a registered engineer acceptable to Lender, including structural design recommendations in form and substance satisfactory to Lender;

4.                                      Basic Terms.                       During the Funding Period, Borrower may borrow and prepay, but may not re-borrow, in accordance with the terms and conditions of the Agreement and the other Loan Documents, 2007 Expansion Loans from time to time in amounts up to the 2007 Expansion Loan Commitment Amount. The aggregate principal amount outstanding under the 2007 Expansion Facility may not exceed the 2007 Expansion Loan Commitment Amount at any time. Borrower may not borrow during the continuance of a Default or Event of Default.

5.                                      Procedure for Advances, Loan Requirements.

(a)                                  Draw Request. During the Funding Period, Borrower may from time to time request an Advance by providing Lender written notice substantially in the form of Exhibit 3B attached hereto (a “Draw Request”). The amount requested in any Draw Request must be at least $100,000. Each Draw Request will be irrevocable and must be received by Lender no later than 11:00 a.m. (Fargo, North Dakota time) five Business Days prior to the requested funding date (which must be a Business Day). Each Draw Request will constitute a certification, representation and warranty that the conditions precedent for an Advance under the Master Agreement and the Disbursing Agreement have been satisfied and that no

Material Contract has been entered into other than those which are subject to a Collateral Assignment in favor of Lender or which Lender has agreed in writing that no Collateral Assignment will be required. Each Advance will be disbursed through the Disbursing Agent pursuant to the terms and conditions of the Disbursing Agreement, which is hereby incorporated herein by reference, and the terms and conditions of the Master Agreement. The proceeds of all Advances under this Third Supplement will be used solely for funding Project Costs.

(b)                                 Other Advances. Notwithstanding anything herein to the contrary, Lender may (without obligation), at any time and from time to time, make an Advance without first receiving a Draw Request and apply the proceeds of such Advance to pay any interest, fees or other amount owing to Lender, release charges under prior mortgages and security interests, or legal fees or other costs payable by Borrower in connection with the Loan Documents or the Project.

(c)                                  Funding Account. Unless otherwise authorized by Lender, each Advance taken for the purpose of funding Construction Costs will be disbursed by wire transfer to a deposit account of the Disbursing Agent established for the sole purpose of funding Construction Costs (and other Project Costs at Lender’s option). All Advances will be considered received by Borrower upon their receipt by Disbursing Agent in its deposit account.

(d)                                 Cost Information. All disbursements will be based on the detailed breakdown of Project Costs set forth on the Sworn Construction Cost Statement. If Borrower becomes aware of any change in Project Costs that would increase the total cost of the Project by more than $3,000,000 (in the aggregate along with previous such cost increases) above the amount shown on the Sworn Construction Cost Statement, Borrower will immediately notify Lender in writing and promptly submit to Lender for its approval a revised Sworn Construction Cost Statement. In such an event, no additional Advance will be made until Lender approves the revised Sworn Construction Cost Statement.

(e)                                  Loan in Balance, Deposit of Funds by Borrower. Whenever Borrower determines that the sum of the un-disbursed portion of the 2007 Expansion Loan Commitment Amount will not be sufficient to fully complete the Project in accordance with the Construction Plans, whether such deficiency is the result of changes in the Construction Plans or otherwise, Borrower will deposit in an escrow fund to be established with Lender an amount equal to the amount of the deficiency as determined by Lender. Borrower will deposit such funds within three days following such determination. No further Advances will be disbursed until those funds are deposited by Borrower in the escrow fund.

(f)                                    Additional Security. Borrower irrevocably assigns to Lender and grants to Lender a security interest in, as additional security for the performance of the Obligations, its interest in all funds held by the Disbursing Agent pursuant hereto or the Disbursing Agreement, whether or not disbursed, all funds deposited by Borrower with Lender, all reserves, including deferred payments, deposits, refunds, cost savings, and payments of any kind relating to the construction of the Project and, to the extent assignable, all governmental permits obtained for the lawful construction of the Project.

(g)                                 Suspension of Construction. If Lender determines that any work or materials do not conform to the Construction Plans or applicable law, or otherwise departs from any of the requirements of this Third Supplement or any other Loan Document, Lender may require the work to be stopped and withhold disbursement of Advances until the matter is corrected. In such event, Borrower will promptly correct the work to Lender’s satisfaction. No such action by Lender will affect Borrower’s obligation to complete the Project on or before the Required Completion Date.

(h)                                 Borrower will cause the Project to be completed no later than the Required Completion Date.

6.                                      Conditions to Each Advance. The obligation of Lender to make any Advance is subject to the satisfaction of the following conditions:

(a)                                  Lender has received a timely Draw Request and it has been approved by the Inspecting Engineer;

(b)                                 at the time of and immediately after giving effect to such Advance, no Default or Event of Default exists;

(c)                                  all representations and warranties of Borrower set forth in the Loan Documents are true and correct in all material respects on and as of the date of such Advance before and after giving effect thereto, except for such representations and warranties that relate solely to an earlier period;

(d)                                 since the date of the most recent financial statements of Borrower delivered to Lender in accordance with Section 4.01 of the Master Agreement, there has been no change which has had or could reasonably be expected to result in a Material Adverse Effect; and

(e)                                  each of the conditions for an Advance set forth in the Disbursing Agreement has been satisfied.

7.                                      Deliveries Prior to Loan Conversion. As soon as possible, but in any event prior to the Loan Conversion Date, Borrower will provide the following to Lender:

(a)                                  a certificate by an appropriate Responsible Officer, certifying as to occurrence of each item listed in the definition of Substantial Completion, along with such supporting evidence as Lender may require;

(b)                                 copies of all Material Contracts not previously delivered to Lender, along with fully executed Collateral Assignments of such Material Contracts;

(c)                                  to the extent specifically requested by Lender, copies of all warranties from suppliers covering materials, equipment and appliances included within the Project;

(d)                                 three copies of an “as-built” survey of the Real Estate which conforms with Lender’s and Title Company’s requirements; and

(e)                                  such other documents, instruments, and certificates as Lender may request.

8.                                      Interest Rate.

(a)                                  Prior to the Loan Conversion Date, interest on the 2007 Expansion Loan shall accrue at a variable interest rate equal to LIBOR plus the Margin (the “Variable Rate”). During the 2007 Expansion Loan Repayment Period, Borrower may elect (an “Interest Election”), from time to time, any one or more of the Variable Rate or a fixed or adjustable interest rate available from Lender at the time of the election. The elected rate must be applied to amounts of not less than $1,000,000 owing on the 2007 Expansion Loan, as set forth below, and interest on such amounts shall accrue at such rate selected by Borrower during the related interest period (an “Interest Period”). Interest shall accrue at the Variable Rate for any portion of the 2007 Expansion Loan Repayment Period for which no Interest Election is in effect. The rates available to Borrower for election will be based on Lender’s cost of funds plus the Margin in effect from time to time.

(b)                                 To make an Interest Election, Borrower will give Lender prior written notice (or telephonic notice promptly confirmed in writing) of its Interest Election, in the form of Exhibit 3C attached hereto, no later than five (5) Business Days prior to the desired effective date (which shall be a Business Day) of such election. Borrower may make such Interest Elections at any time and from time to time, without penalty, except as otherwise provided in the Loan Documents; provided, that Borrower may not elect an interest rate in which the related Interest Period for such interest rate would extend beyond the 2007 Expansion Loan Maturity Date. Borrower acknowledges that the terms of the Agreement may require Borrower to pay a prepayment premium. Lender will determine the rate of interest in effect from time to time pursuant to this Section 8(b) and will notify Borrower of the same, in writing, upon any request by Borrower. Lender’s determination of the rate of interest hereunder shall be deemed conclusive, absent manifest error.

(c)                                  The Margin applicable to the 2007 Expansion Loan will be reduced by (x) twenty-five basis points (0.25%) per annum at such time as Borrower has reached and maintained an Owners’ Equity Ratio of 55%, and (y) an additional twenty-five basis points (0.25%) per annum at such time as Borrower has reached and maintained an Owners’ Equity Ratio of 60%. Such reductions will be applied from the date of receipt of Borrower’s audited financial statements pursuant to Section 4.01(a) of the Master Agreement. For purposes of this paragraph, Borrower’s Owners’ Equity Ratio will be based on audited financial statements after taking into account such adjustments as necessary to reflect reductions resulting from the annual dividend declaration. Subsequent to any Margin reduction pursuant to this Section 8, the Margin applicable to the 2007 Expansion Loan will be increased by (x) 25 basis points (0.25%) per annum if Borrower’s Owners’ Equity Ratio falls below 60% as of any quarterly period following application of any reduction in the Margin pursuant to this paragraph, and (y) an additional 25 basis points (0.25%) per annum (for a total increase of 50 basis points) if Borrower’s Owners’ Equity Ratio falls below 55% as of any such quarterly period.

9.                                      Loan Payments.

(a)                                  During Construction. During the Funding Period, Borrower will pay in arrears, not later than the first day of each month, accrued and unpaid interest at the Variable Rate based on the daily balance of the 2007 Expansion Loan outstanding during the related monthly period.

(b)                                 During Repayment Period. During the 2007 Expansion Loan Repayment Period, Borrower will pay in arrears on the first day of each quarter (beginning on July 1, 2008) through and including the 2007 Expansion Loan Maturity Date (consisting of 32 quarterly payments), equal quarterly payments of principal plus accrued interest with a balloon payment on the 2007 Expansion Loan Maturity Date. Lender will determine the amount of such quarterly principal payments on the Loan Conversion Date based on the total principal sum advanced divided by 32. All remaining principal, accrued and unpaid interest, and other Obligations related to the 2007 Expansion Loan are due and payable on the 2007 Expansion Loan Maturity Date.

10.                               Prepayment Fees. In addition to the prepayment provisions set forth in the Master Agreement, in the event the 2007 Expansion Loan is paid, in whole or in part, at any time prior to the 2007 Expansion Loan Maturity Date, whether voluntarily or involuntarily (including any prepayment effected by Lender’s exercise of any right to accelerate), or if Borrower changes its Interest Election under Section 8 of this Third Supplement with respect to the 2007 Expansion Loan prior to the end of the related Interest Period, Borrower shall pay to Lender a prepayment fee in an amount which would result in Lender being made whole (on a present value basis) for the actual or imputed funding losses incurred by Lender as a result of such early repayment. Such fees will be calculated in accordance with methodology established by Lender (a copy of which will be made available to the Borrower upon request). This prepayment fee is due and payable immediately upon receipt of any such prepayment. The 2007 Expansion Loan Commitment Amount will be permanently reduced by the amount of any prepayments made hereunder. Borrower agrees that this prepayment fee is paid as a fee for the right to prepay and not liquidated damages or a penalty.

11.                               Unused Commitment Fee. Borrower will pay Lender, on the first day of each calendar quarter in arrears, unused commitment fees equal to 40 basis points (0.40%) per annum of the un-drawn amount of the 2007 Expansion Loan Commitment Amount during the period beginning on the date of the first Advance under the 2007 Expansion Loan Facility and continuing for the balance of the Funding Period.

12.                               Reliance. Borrower will not rely on reports relating to the Project generated for the benefit of Lender for any purpose whatsoever. Borrower is responsible for making its own inspections of the Project during the course of construction and will satisfy itself that the work performed and the materials furnished conform with its contracts. By making Advances after inspection of the Project, Lender will not be deemed to have waived any Default or Event of Default, or the right to require the correction of construction defects or to have acknowledged that the construction (as to quality or value of work performed or material furnished) conforms with the Construction Plans.

13.                               Inspections. Borrower is responsible for making inspections during the course of construction and will determine to its own satisfaction that the work done or materials supplied by the contractors to whom payment is to be made out of each Draw Request has been properly done or supplied in accordance with the applicable contracts with such contractors. If any work done or materials supplied by a contractor are not satisfactory to Borrower, Borrower will immediately notify Lender in writing of such fact. It is expressly understood and agreed that Lender or its authorized representative may conduct such inspections of the Real Estate and improvements thereon as it may deem appropriate for the protection of Lender’s interest, and, specifically, the Inspecting Engineer may, at the option of Lender and at the expense of Borrower, conduct such periodic inspections, prepare such written progress reports during the period of construction and prepare such written reports upon completion of the Project as Lender may request. Any inspections made by Lender or its representative will be made, and all certificates issued by Lender’s representative will be issued, solely for the benefit and protection of Lender, and Borrower will not rely thereon.

14.                               Construction. Borrower will not become a party to any contract for the performance of any work related to the Project or for the supplying of any labor, materials or services for the construction of improvements that would have the effect of increasing the costs of the Project more than $3,000,000 (in the aggregate with previous such cost increases) above those set forth in the Sworn Construction Cost Statement, except in such amounts and upon such terms and with such parties as are approved in writing by Lender. No approval by Lender of any contract or change order will make Lender responsible for the adequacy, form or content of such contract or change order. Borrower will expeditiously complete and fully pay for the development and construction of the Project in a good and workmanlike manner and in accordance with the contracts, subcontracts and Construction Plans submitted to Lender and in compliance with all applicable requirements of all Governmental Authorities, and any covenants, conditions, restrictions and reservations applicable thereto, so that Substantial Completion occurs on or before the Required Completion Date. Borrower assumes full responsibility for the compliance of the Construction Plans and the Project with all requirements of all Governmental Authorities and with sound building and engineering practices, and notwithstanding any approvals by Lender, Lender has no obligation or responsibility whatsoever for the Construction Plans or any other matter incident to the Project or construction related to the Project. Borrower will correct or cause to be corrected (a) any defect in improvements related to the Project, (b) any departure from the Construction Plans or any requirements of any Governmental Authorities, and (c) any encroachment by any part of any structure located on the Real Estate on any building line, easement, property line or restricted area. Borrower will cause all roads necessary for the efficient operation of the plant contemplated by the Project to be completed and dedicated (if dedication thereof is required by any Governmental Authority), the bearing capacity of the soil on the Real Estate to be made sufficient to support all improvements thereon, and sufficient local utilities to be made available to the Project and installed at costs (if any) set out in the Sworn Construction Cost Statement, on or before the Required Completion Date. No work may be performed pursuant to any change order or pending change order to the Construction Plans prior to delivery thereof to Lender.

15.                               Additional Remedies Upon Event of Default During Construction. Upon the occurrence of an Event of Default prior to the date Substantial Completion occurs, and at any time thereafter during the continuance of such event, Lender may, in addition to all other available remedies, enter upon Borrower’s property and proceed either in its own name or in the name of Borrower (which authority is coupled with an interest and is irrevocable by Borrower) to complete the Project or cause the Project to be completed, at the cost and expense of Borrower. If Lender elects to complete or cause the Project to be completed, it may do so according to the Construction Plans or according to such changes, alterations or modifications in and to the Construction Plans as Lender deems appropriate. Lender may enforce or cancel all contracts of Borrower relating to construction and enter into other contracts which Lender deems advisable in its sole judgment. Borrower will forthwith turn over and duly assign to Lender, as Lender may from time to time require, contracts relating to construction and installation of improvements related to the Project, the Construction Plans, blueprints, shop drawings, bonds, building permits, bills and statements of accounts pertaining to the Project, whether paid or not, and any other instruments or records in the possession of Borrower pertaining to the Project. Borrower will pay to Lender, on demand, any amount or amounts expended by Lender in so completing construction of the Project, together with any costs, charges, or expenses incident thereto or resulting therefrom. In the event that a proceeding is instituted against Borrower for recovery and reimbursement of any amount expended by Lender in connection with the completion of construction of the Project, a statement of such expenditures, verified by the affidavit of an officer of Lender, will be prima facie evidence of the amounts so expended and of the propriety of and necessity for such expenditures, and the burden of proving to the contrary will be upon Borrower. Lender may apply the undisbursed amount of the 2007 Expansion Loan Commitment Amount to bring about the completion of construction of the Project and to pay the costs thereof; and if such funds are insufficient, in Lender’s sole judgment, to complete construction of the Project, Borrower agrees to promptly deliver and pay to Lender amounts as

Lender may from time to time demand for the purpose of completing construction of the Project or of paying any liability, charge or expense which may have been incurred or assumed by Lender under or in performance of this First Supplement or any other Loan Document. It is expressly understood and agreed that in no event will Lender be obligated or liable in any way to complete the Project or to pay for any Project Costs.

16.                               Representation as to Real Estate. The exterior lines of the improvements related to the Project are, and at all times will be, within the boundary lines of the Real Estate, and Borrower has examined, is familiar with, and is in compliance with all applicable covenants, conditions, restrictions and reservations and with all applicable requirements of all Governmental Authorities, including without limitation, building codes and zoning, environmental, hazardous substance, energy and pollution control laws, ordinances and regulations affecting the Project.

17.                               Counterparts. This document may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same document.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have caused this Third Supplement to be duly executed by their respective authorized officers as of the day and year first written above.

BORROWER:

GREAT PLAINS ETHANOL, LLC

By:	/s/ Darrin Ihnen
Name:	Darrin Ihnen
Title:	President

LENDER:

AGCOUNTRY FARM CREDIT SERVICES, FLCA

By:	/s/ Randolph L. Aberle
Name:	Randolph L. Aberle
Title:	Vice President

SIGNATURE PAGE TO THIRD SUPPLEMENT TO

MASTER CREDIT AGREEMENT

EXHIBIT 3A
2007 EXPANSION LOAN
NOTE

$70,000,000	Fargo, North Dakota
August 10, 2007

FOR VALUE RECEIVED, the undersigned, Great Plains Ethanol, LLC, d/b/a POET Biorefining – Chancellor, a South Dakota limited liability company (“Borrower”), hereby promises to pay to the order of AgCountry Farm Credit Services, FLCA (together with any subsequent holder hereof, “Lender”) or its successors and assigns, at Post Office Box 6020, 1900 44th Street South, Fargo, North Dakota 58108, (a) on the 2007 Expansion Loan Maturity Date (as defined in the Master Credit Agreement between Borrower and Lender dated as of August 10, 2007 and the Third Supplement to the Master Credit Agreement  (2007 Expansion Loan Facility) between Borrower and Lender dated the same date (as the same may be amended, restated, supplemented or otherwise modified from time to time), collectively known as the “Credit Agreement”), the principal sum of Seventy Million and No/100 Dollars ($70,000,000.00) or so much of the unpaid principal amount of the 2007 Expansion Loan (as defined in the Credit Agreement) as has advanced by Lender to Borrower pursuant to the Credit Agreement, and (b) on each date specified in the Credit Agreement prior to the 2007 Expansion Loan Maturity Date, the principal amount of the 2007 Expansion Loan payable to Lender on such date as specified therein, in lawful money of the United States of America in immediately available funds, and to pay interest on the unpaid principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. Borrower also promises to pay Default Interest (as defined in the Credit Agreement), on demand, on the terms and conditions set forth in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, Borrower further promises to pay all costs of collection, including the reasonable attorneys’ fees of Lender.

All borrowings evidenced by this 2007 Expansion Loan Note and all payments and prepayments of the principal hereof and the date thereof shall be recorded by Lender in its internal records; provided, that the failure of Lender to make such a notation or any error in such notation will not affect the obligations of Borrower to make the payments of principal and interest in accordance with the terms of this 2007 Expansion Loan Note and the Credit Agreement.

This 2007 Expansion Loan Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, all upon the terms and conditions therein specified.

THIS 2007 EXPANSION LOAN NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH DAKOTA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

GREAT PLAINS ETHANOL, LLC

By:	/s/ Darrin Ihnen
Name:	Darrin Ihnen
Title:	President

1

EXHIBIT 3B

Form of
Draw Request

[Date]

AgCountry Farm Credit Services, FLCA

Post Office Box 6020

1900 44th Street South

Fargo, North Dakota 58108

Attention:  Randolph L. Aberle

Dear Sir:

Reference is made to the Master Credit Agreement and Third Supplement thereto, each dated as of August 10, 2007 (as amended, restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), between the undersigned as Borrower, and AgCountry Farm Credit Services, FLCA as Lender. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Draw Request, and Borrower hereby requests an Advance under the Credit Agreement, and in that connection Borrower specifies the following information with respect to the Construction Borrowing requested hereby:

(A)                              Principal amount of the requested Advance(1):

(B)                                Date of the requested Advance (which is a Business Day)

Attached hereto are each of the documents requested by Lender in support of satisfaction of the requirements specified in the Disbursing Agreement.

The Borrower hereby represents and warrants that the conditions for an Advance specified in the Credit Agreement have been satisfied.

Very truly yours,

GREAT PLAINS ETHANOL, LLC

By:
Name
Title:

(1)             Not less than $100,000.

1

EXHIBIT 3C

Form of

Interest Election

[date]

AgCountry Farm Credit Services, FLCA

Post Office Box 6020

1900 44th Street South

Fargo, North Dakota 58108

Attention:  Randolph L. Aberle

Dear Sir:

Reference is made to the Master Credit Agreement and Third Supplement thereto, each dated as of August 10, 2007 (as amended, restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), between the undersigned, as Borrower, and AgCountry Farm Credit Services, FLCA, as Lender. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes an Interest Election pursuant to Section 8 of the Third Supplement to the Master Credit Agreement, and Borrower hereby elects the [choose interest rate] for application to $                              (1) in principal amount now outstanding under the 2007 Expansion Loan, and in that connection Borrower specifies the following information with respect to the amount to be converted or continued as requested hereby:

The effective date of election (which is a Business Day):                               (2).

Very truly yours,

GREAT PLAINS ETHANOL, LLC

By:
Name
Title:

(1)                                  Not less than $5,000,000 and in additional $1,000,000 increments in the case of the Fixed Rate.

(2)                                  At least 5 Business Days following the date hereof.

1